            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.-- Social Security numbers "SSNs" have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers "EINs" have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

FOR THIS TYPE OF ACCOUNT                                    GIVE THE NAME AND SSN OF--
----------------------------------------------------------  -----------------------------------------------
1.         An individual's account                          The individual
2.         Two or more individuals (joint account)          The actual owner of the account or, if combined
                                                            funds, the first individual on the account
3.         Custodian account of a minor (Uniform Gift to    The minor(2)
           Minors Act)
4.         a. The usual revocable savings trust             The grantor-trustee(1)
           account (grantor is also trustee)
           b. So-called trust account that is not           The actual owner(1)
           a legal or valid trust
           under State law
5.         Sole proprietorship account                      The owner(3)

FOR THIS TYPE OF ACCOUNT                                    GIVE THE NAME AND EIN OF--
----------------------------------------------------------  -----------------------------------------------
6.         Sole proprietorship                              The owner
7.         A valid trust, estate, or pension trust          The legal entity(4)
8.         Corporate account                                The corporation
9.         Association, Club, Religious, charitable,        The organization
           educational or other tax-exempt organization
10.        Partnership account                              The partnership
11.        A broker or registered nominee                   The broker or nominee
12.        Account will the Department of Agriculture in    The public entity
           the name of a public entity (such as a State or
           local government, school district, or prison)
           that receives agricultural program payments

--------------------------
(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.

(2) Circle the minor's name and furnish the minor's SSN.

(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your SSN or EIN (if you have one.)

(4) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

OBTAINING A NUMBER

    If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

    Backup withholding is not required if the payee is:

    1. An organization exempt from tax under section 501(a), an IRA, or a custodial account under section 403(b)(7), if the account satisfies the requirements of section 401(f)(2).

    2. The United States or any of its agencies or instrumentalities.

    3. A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

    4. A foreign government or any of its political subdivisions, agencies, or instrumentalities.

    5. An international organization or any of its agencies or instrumentalities.

OTHER PAYEES THAT MAY BE EXEMPT FROM BACKUP WITHHOLDING INCLUDE:

    6. A corporation.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                     PAGE 2

    7. A foreign central bank of issue.

    8. A dealer in securities or commodities required to register in the United Sttes, the District of Columbia, or a possession of the United States.

    9. A futures commission merchant registered with the Commodity Futures Trading Commission.

    10. A real estate investment trust.

    11. An entity registered at all times during the tax year under the Investment Company Act of 1940.

    12. A common trust fund operated by a bank under section 584(a).

    13. A financial institution.

    14. A middleman known in the investment community as a nominee or who is listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List.

    15. A trust exempt from tax under section 664 or described in section 4947.

Interest and Dividend Payments.--All listed payees are exempt except the payee in item (9).

Broker Transactions.--All payees listed in items (1) through (13) are exempt. A person registered under the Investment Advisors Act of 1940 who regularly acts as a broker is also exempt.

PAYMENTS EXEMPT FROM BACKUP WITHHOLDING

    Payments that are not subject to information reporting also are not subject to backup withholding. For details, see sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A, and 6050N, and their regulations.

    Dividends and patronage dividends that generally are exempt from backup with holding include:

    - Payments to nonresident aliens subject to withholding under section 1441.

    - Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident alien partner.

    - Payments of patronage dividends not paid in money.

    - Payments made by certain foreign organizations.

    - Section 404(k) payments made by an ESOP.

JOINT FOREIGN PAYEES

    If the first payee listed on an account provides Form W-8, Certificate of Foreign Status, or a similar statement signed under penalties of perjury, backup withholding applies unless:

    1. Every joint payee provides the statement regarding foreign status; or

    2. Any one of the joint payees who has not established foreign status provides a TIN.

    If any one of the joint payees who has not established foreign status provides a TIN, that number is the TIN that must be used for purposes of backup withholding and information reporting.

    PRIVACY ACT NOTICE.--Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Beginning January 1, 1984, payers must generally withhold 20% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES.

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) FAILURE TO REPORT CERTAIN DIVIDEND AND INTEREST PAYMENTS.--If you fail to include any portion of an includible payment for interest, dividends, or patronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 5% on any portion of an under-payment attributable to that failure unless there is clear and convincing evidence to the contrary.

(3) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(4) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

    FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.